                                                                  EXHIBIT 10(ao)

             SUMMARY OF DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

I. DIRECTOR COMPENSATION. Directors who are employees of the Corporation do not receive additional compensation for serving as directors of the Corporation. The following table sets forth current rates of cash compensation for the Corporation's non-employee directors.

Annual Retainer                                   $30,000 (payable in quarterly installments)

Additional annual fee for the Audit
Committee Chair, Compensation
Committee Chair, Stock Award                      $5,000 (payable in quarterly installments)
Committee Chair

II. EXECUTIVE OFFICER COMPENSATION. The following table sets forth the current base salaries provided to the Corporation's Chief Executive Officer and four most highly compensated executive officers.

               EXECUTIVE OFFICER                          CURRENT SALARY
               -----------------                          --------------
Don E. Marsh, Chairman of the Board and Chief
              Executive Officer                             $1,000,000

David A. Marsh, President and Chief Operating
   Officer                                                  $  440,000

 Jack J. Bayt, President and Chief Operating
   Officer, Crystal Food Services Division                  $  310,000

        William L. Marsh, Senior Vice
        President-Property Management                       $  305,000

Daniel L. Cross, President and Chief Operating
        Officer, Supermarket Division                       $  295,000

      In addition to their base salaries, the Corporation's Chief Executive Officer and four most highly compensated executive officers are also eligible to:

   -  receive cash bonuses under the Corporation's Management Incentive Plan;

   - participate in the Corporation's long-term incentive program, which currently involves the award of performance based restricted stock and performance accelerated stock options pursuant to the Corporation's 1998 Stock Incentive Plan;

   -  participate in the Corporation's Deferred Compensation Plan; and

   - participate in the Corporation's broad-based benefit programs generally available to all full-time employees, including health, disability and life insurance programs.